As filed with the Securities and Exchange Commission on June 26, 2015

Registration No. 33-34149

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOB EVANS FARMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-4421866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan

(Full title of the plans)

Kevin C. O’Neil

Vice President, Assoc. General Counsel

and Asst. Corporate Secretary

Bob Evans Farms, Inc.

8111 Smith’s Mill Road

New Albany, Ohio

(Name and address of agent for service)

(614) 491-2225

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Bob Evans Farms, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement, to deregister any remaining shares of $.01 par value common stock and any plan interests previously registered by the Registrant but unsold pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2003, as Registration No. 33-34149 (the “Registration Statement”). Pursuant to the Registration Statement, Registrant registered 600,000 shares of its common stock, no par value, issuable to employees of Registrant and its subsidiaries pursuant to its Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan (the “Plan”). In addition, the Registration Statement covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Of the original shares registered under the Registration Statement, 185,000 shares previously registered for issuance and not subject to outstanding awards remained (the “Carryover Shares”). Such Carryover Shares have been carried over and have become available for issuance under the Plan. The Carryover Shares are hereby deregistered under the Registration Statement.

Contemporaneously with the filing of this Post-Effect Amendment No. 1 to Form S-8 Registration Statement, the Registrant is filing a new Registration Statement on Form S-8 (the “New Registration Statement”) to register the new shares and the 185,000 Carryover Shares available for issuance under the Plan. The registration fee paid for the Carryover Shares under the Registration Statement is carried over to the New Registration Statement.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement, any and all of the shares of common stock and related Plan interests registered but unsold under the Registration Statement.

[Signature page to immediately follow.]

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on June 26, 2014.

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil
Vice President, Assoc. General Counsel and Asst.
Corporate Secretary

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2015.

Signature	Title

/s/ Mark E. Hood	Member, Office of the Chief Executive
Mark E. Hood	(Principal Executive Officer)

/s/ J. Michael Townsley	Member, Office of the Chief Executive
J. Michael Townsley	(Principal Executive Officer)

/s/ Mark E. Hood	Chief Financial Officer
Mark E. Hood	(Principal Financial Officer)

Senior Vice President, Chief Accounting Officer and Controller
/s/ Sylvester J. Johnson	(Principal Accounting Officer)
Sylvester J. Johnson

Douglas N. Benham	}
Charles M. Elson	}
Michael J. Gasser	}
Mary Kay Haben	}	Directors*
David W. Head	}
Kathleen S. Lane	}
Eileen A. Mallesch	}
Larry S. McWilliams	}
Kevin M. Sheehan	}
Michael F. Weinstein	}
Paul S. Williams	}

*	The above-named directors of the Registrant sign this Registration Statement by Kevin C. O’Neil, their attorney-in-fact, pursuant to the Power of Attorney signed by the above-named directors, which Power of Attorney is filed as Exhibit 24 to this Registration Statement.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Attorney-in-Fact

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